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                                                                   EXHIBIT 10.54


                             SUBSCRIPTION AGREEMENT




Name of Investor: E.piphany, Inc.

Eltrax Systems, Inc.
400 Galleria Parkway, Suite 300
Atlanta, Georgia  30339

Attn:  William P. O'Reilly
       Chief Executive Officer

         Re:      Shares of Common Stock of Eltrax Systems, Inc.

Gentlemen:

         1. SUBSCRIPTION. The undersigned ("INVESTOR") hereby tenders this subscription and applies to purchase 180,000 shares of Common Stock (the "SHARES") of Eltrax Systems, Inc. (the "COMPANY"), for the aggregate cash consideration of $990,000, pursuant to the terms of this Subscription Agreement. The Investor further sets forth statements upon which you may rely to determine the suitability of the Investor to purchase the Shares.

         2. REPRESENTATIONS AND UNDERSTANDINGS. The Investor hereby makes the following representations, warranties and agreements and confirms the following understandings with the Company:

            (i) The Investor has reviewed the Company's SEC filings (including but not limited to, its Annual Reports on Form 10-K (as amended on Form 10-K/A) for the fiscal years ended December 31, 1998 and December 31, 1999, its Form 10-Q for the period ended March 31, 2000, and its Form 8-K filed on June 16, 2000 describing the Company's contemplated merger with Cereus Technology Partners, Inc., (the "MERGER")), and has received a copy of a draft Form S-4, with respect to the Merger (the "DRAFT S-4"), (collectively, the "Company SEC Filings") and has had an opportunity to question representatives of the Company and obtain such additional information concerning the Company as the Investor has requested.

            (ii) The Investor has sufficient experience in financial and business matters to be capable of utilizing such information to evaluate the merits and risks of the Investor's investment, and to make an informed decision relating thereto; or the Investor has utilized the services of a purchaser representative and together they have sufficient experience in financial and business matters that they are capable of utilizing such information to evaluate the merits and risks of the Investor's investment, and to make an informed decision relating thereto.

            (iii) The Investor has evaluated the risks of this investment in the Company, including those risks particularly described in the Draft S-4, and has determined that the investment is

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suitable. The Investor has adequate financial resources for an investment of this character, and at this time it could bear a complete loss of its investment. The Investor understands that any projections which may be made in the Draft S-4 are mere estimates and may not reflect the actual results of the Company's operations.

            (iv) The Investor understands that the Shares are not being registered under the Securities Act of 1933, as amended (the "1933 ACT"), on the ground that the issuance thereof is exempt under Section 4(2) of the 1933 Act and Rule 506 of Regulation D promulgated thereunder, and that reliance on such exemption is predicated in part on the truth and accuracy of the Investor's representations and warranties. The Investor covenants not to sell, transfer or otherwise dispose of any of the Shares unless such Shares have been registered under the 1933 Act, or an exemption from registration is available.

            (v) The Investor understands that the Shares are not being registered under the securities laws of certain states on the basis that the issuance thereof is exempt as an offer and sale not involving a public offering in such state. The Investor understands that reliance on such exemptions is predicated in part on the truth and accuracy of the Investor's representations and warranties. The Investor covenants not to sell, transfer or otherwise dispose of any of the Shares unless such Shares have been registered under the applicable state securities laws, or an exemption from registration is available.

            (vi) The Investor is an Accredited Investor as defined in Rule 501 of Regulation D promulgated under Section 4(2) of the 1933 Act.

            (vii) The Investor has no need for any liquidity in its investment and is able to bear the economic risk of his investment for an indefinite period of time. The Investor has been advised and is aware that: (a) there is a limited public market for the Shares; (b) it may not be possible to liquidate the investment readily; (c) the Investor must bear the economic risk of its investment in the Shares for an indefinite period of time because the Shares have not been registered under the 1933 Act and applicable state law; (d) a legend as to the restrictions on transferability of the Shares will be made on the Shares, and (e) a notation in the appropriate records of the Company will be made with respect to any restrictions on transfer of the Shares.

            (viii) The Investor has relied solely upon the Company's SEC filings, the Draft S-4, the Company's representations and warranties herein and independent investigations made by him or his purchaser representative with respect to the Shares subscribed for herein, and no oral or written representations other than as referred to herein have been made to the Investor or relied upon by the Investor.

            (ix) The Investor agrees not to transfer or assign this subscription or any interest therein.

            (x) The Investor hereby acknowledges and agrees that, except as may be specifically provided herein, the Investor is not entitled to withdraw, terminate or revoke this subscription once it has been duly executed by both parties listed on the signature page hereto.





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            (xi)   If the Investor is a partnership, corporation or trust, it has been duly formed, is validly existing, has full power and authority to make this investment, and has not been formed for the specific purpose of investing in the Shares. This Subscription Agreement and all other documents executed in connection with this subscription for Shares are valid, binding and enforceable agreements of the Investor.

         3. INDEMNIFICATION. The representations, warranties and agreements of the parties contained herein are continuing in nature and shall survive the acceptance of this Subscription Agreement. Each party hereby agrees to indemnify and hold harmless the other party and all of its affiliates, attorneys, accountants, employees, officers, directors, members and agents from any liability, claims, costs, damages, losses or expenses incurred or sustained by them as a result of such party's representations and warranties herein being untrue or inaccurate, or because of a breach of this agreement by such party.

         4. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Investor has relied upon the following representations and warranties of the Company:

            (i) Organization and Qualification. Company is a corporation duly organized, validly existing and in good standing under the laws of the state of Minnesota and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted. Company is qualified to do business and is in good standing in each jurisdiction in which the properties owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified and in good standing will not, when taken together with all other such failures, have, or be reasonably expected to have, a material adverse effect on the business, operations, properties, assets, condition (financial or other) or results of operations of Company and its subsidiaries, taken as a whole, other than any change, circumstance or effect
(i) relating to or resulting from the economy or securities markets in general, or (ii) relating to or resulting from the industries in which the Company operates and not uniquely relating to the Company (a "COMPANY MATERIAL ADVERSE EFFECT").

            (ii) Capitalization

                 (a) As of the date hereof, the authorized capital stock of Company consists of 50,000,000 shares of Company common stock, $.01 par value per share ("COMPANY COMMON STOCK"), and 1,000,000 shares of preferred stock, par value $.01 per share ("COMPANY PREFERRED STOCK"). As of June 9, 2000, (i) 25,467,250 shares of Company Common Stock were issued and outstanding, all of which were validly issued and are fully paid, nonassessable and free of preemptive rights, (ii) no shares of Company Preferred Stock were issued and outstanding, (iii) 6,700,103 shares of Company Common Stock were reserved for issuance pursuant to one or more plans of Company governing the issuance and administration of Company Options (the "COMPANY OPTION PLANS"), (iv) 540,000 shares of Company Common Stock were reserved for issuance upon exercise of outstanding warrants and options not issued under the Company Option Plans,



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         and (v) no shares of Company Common Stock were reserved for issuance upon conversion of outstanding convertible debentures and outstanding convertible notes. Between June 9, 2000 and the date hereof, the Company has not issued any capital stock other than the issuance of common stock upon the exercise of stock options outstanding as of June 9, 2000.

                 (b) Except as set forth in subsection (a) above or as noted in the Company SEC Filings, there are no outstanding subscriptions, options, calls, contracts, commitments, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement and also including any rights plan or other anti-takeover agreement, obligating Company or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of the capital stock of Company or obligating Company or any of its Subsidiaries to grant, extend or enter into any such agreement or commitment. Except as otherwise disclosed in the Company SEC Reports (defined below), there are no voting trusts, proxies or other agreements or understandings to which Company or any of its Subsidiaries is a party or is bound with respect to the voting of any shares of capital stock of Company .

            (iii) Subsidiaries. The Company owns 100% of the stock of the following subsidiaries: Eltrax Technology Services Group, Inc., Squirrel Systems, Inc., Senercomm, Inc., Eltrax Customer Care Group, Inc. Eltrax International, Inc. and Eltrax Hospitality Group, Inc (collectively the "SUBSIDIARIES" or individually, a "SUBSIDIARY"). Each such Subsidiary (i) is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted; and (ii) is qualified to do business, and is in good standing, in each jurisdiction in which the properties owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except in all cases where the failure to be so qualified and in good standing would not, when taken together with all such other failures, result in a Company Material Adverse Effect. All of the outstanding shares of capital stock or other equity interests of each Subsidiary of Company are validly issued, fully paid, nonassessable and free of preemptive rights, and are owned directly or indirectly by Company, free and clear of any liens, claims or encumbrances, except that such shares are pledged to secure Company's credit facilities. There are no subscriptions, options, warrants, rights, calls, contracts, voting trusts, proxies or other commitments, understandings, restrictions or arrangements relating to the issuance, sale, voting, transfer, ownership or other rights with respect to any shares of capital stock or other equity interests of any corporate Subsidiary of Company, including any right of conversion or exchange under any outstanding security, instrument or agreement.

            (iv) Authority; Non-Contravention; Approval

                 (a) The Company has full corporate power and authority to enter into this Agreement and the Registration Rights Agreement (together the "Agreements"). These Agreements have been approved by the Board of Directors of the Company and no other corporate proceeding is necessary to authorize the execution and delivery of these



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         Agreements and the issuance of the Shares. These Agreements have been duly executed by the Company and, assuming the due authorization, execution and delivery by the Investor, constitute valid and legally binding agreements of the Company, enforceable against it in accordance with their terms.

                 (b) The execution and delivery of these Agreements by the Company do not violate, conflict with or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of Company or any of its Subsidiaries under any of the terms, conditions or provisions of (i) the respective charters or by-laws of Company or any of its Subsidiaries, (ii) any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any court or governmental authority applicable to Company or any of its Subsidiaries or any of their respective properties or assets or (iii) any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which Company or any of its Subsidiaries is now a party or by which Company or any of its Subsidiaries or any of their respective properties or assets may be bound or affected.

                 (c) No declaration, filing or registration with, or notice to, or authorization, consent or approval of, any governmental or regulatory body or authority is necessary for the execution and delivery of these Agreements by the Company or the consummation of the transactions contemplated herein and therein, other than the consent of Cereus Technology Partners, Inc., which has been obtained and such declarations, filings, registrations, notices, authorizations, consents or approvals which, if not made or obtained, as the case may be, would not, in the aggregate, result in a Company Material Adverse Effect.

            (v) Reports and Financial Statements. Since January 1, 1997, Company has filed with the Securities and Exchange Commission ("SEC") all forms, statements, reports and documents (including all exhibits, post-effective amendments and supplements thereto) required to be filed by it under each of the Securities Act of 1933, the Securities Exchange Act of 1934 and the respective rules and regulations thereunder, all of which, as amended if applicable, complied when filed in all material respects with all applicable requirements of the appropriate act and the rules and regulations thereunder. No Subsidiary of Company is required to file any form, report or other document with the SEC. Company has previously made available to Investor, via its EDGAR filings where available, copies (including all exhibits, post-effective amendments and supplements thereto) of its (a) Annual Reports on Form 10-K (as amended on Form 10-K/A) for the fiscal years ended December 31, 1998 and December 31, 1999, Annual Report on Form 10-KSB (as amended on Form 10-KSB/A) for the fiscal year ended December 31, 1997, as filed with the SEC, (b) proxy and information statements relating to (i) all meetings of its stockholders (whether annual or special) and (ii) actions by written consent in lieu of a stockholders' meeting, in each case from January 1, 1998 until the date hereof, and (c) all other reports, including quarterly reports, and registration statements filed by Company with the SEC since January 1,



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1997 (the documents referred to in clauses (a), (b) and (c) are collectively referred to as the "COMPANY SEC REPORTS"). As of their respective dates, the Company SEC Reports contained no untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The audited financial statements for the fiscal year ended December 1999 and the two prior fiscal years, and the unaudited consolidated financial statements of Company included in Company's Quarterly Report on Form 10-Q for the period ended March 31, 2000 (collectively, the "COMPANY FINANCIAL STATEMENTS"), have been prepared in accordance with GAAP (except as may be indicated therein or in the notes thereto) and fairly present the financial position of Company and its Subsidiaries as of the dates thereof and the results of their operations and changes in financial position for the periods then ended. Since March 31, 2000, there has not occurred any event, circumstance or state of facts that would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on the Company.

            (vi) Litigation. There is no suit, claim, action, proceeding or investigation pending or, to the knowledge of Company, threatened against Company or any Subsidiary of Company before any governmental entity that would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, and, to the knowledge of Company, there are no existing facts or circumstances that would reasonably be expected to result in such a suit, claim, action, proceeding or investigation. Company is not aware of any facts or circumstances which would reasonably be expected to result in the denial of insurance coverage under policies issued to the Company and its Subsidiaries in respect of such suits, claims, actions, proceedings and investigations for which Company has a reasonable expectation of obtaining insurance coverage, except in any case as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

            (vii) Intellectual Property. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) Company and its Subsidiaries own or possess adequate licenses or other valid rights to use all patents, patent applications, patent rights, trademarks, trademark rights, trade names, trade dress, trade name rights, copyrights and copyright registrations and applications, copyright rights, service marks, trade secrets, applications for trademarks and for service marks, know- how and other proprietary rights and information used or held for use in connection with the respective businesses of Company and its Subsidiaries as currently conducted (collectively, the "COMPANY IP"), free and clear of all liens other than those in favor of PNC Bank, National Association ("PNC"), and
(ii) Company is unaware of any assertion or claim challenging the ownership, use or validity of any of the foregoing. The licenses associated with the Company IP are valid and binding obligations of Company, enforceable in accordance with their terms, and there are no material breaches or defaults thereunder. The conduct of the respective businesses of Company and its Subsidiaries as currently conducted does not infringe upon any patent, patent right, license, trademark, trademark right, trade dress, trade name, trade name right, service mark, copyright or copyright right of any third party that would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. To the knowledge of Company, there are no infringements of any proprietary rights owned by or licensed by or to the Company or any Subsidiary of the Company that could reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.



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            (viii) Brokers. Company has no liability to any broker in connection with this Agreement or the issuance of the Shares.

            (ix) Issuance of Shares. Upon issuance, the Shares shall be fully paid and non-assessable and free from all liens and charges with respect to issuance thereof.

         5. CONFIDENTIALITY. The Investor acknowledges that the Draft S-4 contains information of a confidential nature which has not yet been made public. The Investor covenants that it will not trade in the Company's stock while in possession of material, non-public information about the Company. Each of the parties signing this Agreement agree and acknowledge that neither party will publicly announce the terms of this Subscription Agreement without the prior written consent of the other party; provided however, that either party may make certain disclosures regarding this Subscription Agreement that are required by law.

         6. WIRE TRANSFER/SHARE ISSUANCE. Upon delivery of the Company's acceptance of this Subscription Agreement to the Investor, the sum of $990,000 shall be paid to the Company, via wire transfer, to the following account:

Within three (3) business days of the date of this Subscription Agreement, the Company shall cause its transfer agent to issue the Shares to the Investor.

         7. GOVERNING LAW. This Subscription Agreement will be governed by and construed in accordance with the laws of the State of Georgia.

         8. ARBITRATION. Any dispute under this Subscription Agreement will be resolved by binding arbitration in the City of Atlanta, State of Georgia under the then prevailing rules of the American Arbitration Association.



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         The Investor has executed this Subscription Agreement on this 29th day of June, 2000.


                                 E.PIPHANY, INC.


                                 By: /s/ Kevin Yeaman
                                    --------------------------------------------
                                 Name: Kevin Yeaman
                                      ------------------------------------------
                                 Title:  CFO
                                       -----------------------------------------
                                 Tax Identification Number:
                                                           ---------------------

                                 Address:  1900 South Norfolk Street, Suite
                                 300,  San Mateo, CA 94403





SUBSCRIPTION ACCEPTED BY:

ELTRAX SYSTEMS, INC.


By:  /s/ William P. O'Reilly              Date      June 29, 2000
   ----------------------------------           -------------------------------
         William P. O'Reilly, CEO